Exhibit 99.1

Growth Capital Acquisition Corp. Announces the Separate Trading of its

Class A Common Stock and Warrants, Commencing March 22, 2021

ATHENS, GREECE March 18, 2021 -- Growth Capital Acquisition Corp. (NASDAQ: GCACU) (the “Company”) announced today that, commencing March 22, 2021, holders of the 17,250,000 units sold in the Company’s initial public offering may elect to separately trade shares of the Company’s Class A common stock and warrants included in the units. Class A common stock and warrants that are separated will trade on The Nasdaq Capital Market under the symbols “GCAC” and “GCACW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on The Nasdaq Capital Markets under the symbol “GCACU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company's transfer agent, in order to separate the units into shares of Class A common stock and warrants.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”) on January 29, 2021.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Growth Capital is a Delaware blank check company, also commonly referred to as a Special Purpose Acquisition Company (or SPAC), formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The Company's efforts to identify a target business will not be limited to a particular industry or geographic region. Growth Capital is led by Co-Chief Executive Officers Akis Tsirigakis and George Syllantavos and Maxim Group LLC and received financial backing from HB Strategies LLC, an affiliate of Hudson Bay Capital Management LP.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and the final prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

George Syllantavos

co-CEO & CFO

Growth Capital Acquisition Corp.

Email: inquiries@gcacorp.com

Website: www.gcacorp.com